UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2018

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated into this Item 1.01 by reference.

On August 24, 2018, in connection with the previously announced private offering and sale of $575.0 million aggregate principal amount of 0.875% convertible senior notes due 2023 (the “Notes”) of Cree, Inc. (the “Company”), including the exercise in full by the initial purchasers of the Notes (the “Initial Purchasers”) of their option to purchase up to $75.0 million aggregate principal amount of Notes, the Company and U.S. Bank National Association, as trustee, executed an indenture (the “Indenture”) relating to the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

The Company completed the offering of $575.0 million aggregate principal amount of Notes on August 24, 2018. The Notes were sold in private offerings in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(a)(2) thereunder. The offer and sale of the Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The Notes will bear interest at a rate of 0.875% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2019. Additional interest may accrue on the notes in specified circumstances set forth in the indenture, including upon the Company’s failure to comply with certain reporting requirements. The Notes will mature on September 1, 2023.

The Company may redeem the notes for cash on or after September 1, 2021 and on or before the 40th scheduled trading day immediately before the maturity date of the Notes, if the last reported sale price per share of the Company’s common stock equals or exceeds 130% of the conversion price of the Notes for a specified period of time. The redemption price will be the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

If certain events that constitute a “fundamental change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes for cash in an amount equal to the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any.

The Notes are convertible, at a holder’s election, in multiples of $1,000 principal amount, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, at the applicable conversion rate only under certain circumstances or certain periods specified within the Indenture. The initial conversion rate for the notes is 16.6745 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $59.97 per share of common stock), subject to adjustment as provided in the Indenture.

The Notes are the Company’s senior unsecured obligations and rank junior in right of payment to the rights of the Company’s secured creditors to the extent of their security in the Company’s assets; equal in right of payment to the rights of creditors under the Company’s other existing and future unsecured unsubordinated indebtedness; senior in right of payment to the rights of creditors of the Company under indebtedness expressly subordinated to the Notes; and effectively subordinated to secured and unsecured creditors of the Company’s subsidiaries. The Notes will not be guaranteed by any of the Company’s subsidiaries.

If an event of default, as defined in the Indenture, occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the Notes.

With the exception of covenants restricting the Company’s ability to merge, consolidate or sell substantially all of the Company’s assets, the Indenture does not provide for any material restrictive covenants.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of Global 0.875% Convertible Senior Note due 2023, which are filed as Exhibit 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Items 1.01 and 2.03 is incorporated into this Item 3.02 by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act in transactions not involving any public offering, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act, and the Notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company expects any shares of common stock issued upon conversion of the Notes to be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. A maximum of 12,560,012 shares of common stock are initially issuable upon conversion of the Notes, based on the initial maximum conversion rate of 21.8435 shares per $1,000 principal amount of notes, subject to customary anti-dilution adjustments.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of August 24, 2018, between the Company and U.S. Bank National Association
4.2	Form of Global 0.875% Convertible Senior Note due 2023 (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: August 24, 2018